Exhibits to be Filed by EDGAR


                           3-A  GPUN By-Laws, as amended.

                          10-A General Public Utilities Corporation Restricted Stock Plan for Outside Directors

                          10-B 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries

                          10-C Form of Restricted Units Agreement under the 1990 Stock Plan.

                          10-D Retirement Plan for Outside Directors of General Public Utilities Corporation.

                          10-E Incentive Compensation Plan for Officers of GPU System Companies.

                            23  Consent of Independent Accountants.
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